Microsoft Word 11.0.6568;SUB-ITEM 77Q1 (a)

An amendment, dated February 23, 2006, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 48 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on February 24, 2006, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.